EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
October 20, 2011	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO) (252-940-5017)
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports September 30, 2011 Quarterly Operating Results

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited operating results for the quarter ended September 30, 2011, and for the nine months ended September 30, 2011.

For the 2011 third quarter, net income increased 5.5% to $403,000 ($0.04 per share diluted), from net income of $382,000 ($0.04 per share diluted) earned in the linked 2011 second quarter, compared to $1.0 million ($0.10 per share diluted) for the 2010 third quarter.  Net income for the nine months ended September 30, 2011 was $1.1 million ($0.11 per share diluted), compared to net income of $4.1 million ($0.42 per share diluted) for the nine months ended September 30, 2010.

Tom Vann, President and CEO, commented, “I am pleased to report the Company’s operating results for the third quarter of 2011. The Company continues to generate solid core earnings.  Third quarter 2011 net earnings were $403,000, after recording $2.6 million of credit loss provisions. In the 2011 third quarter, we continued evaluating the credit quality of the Bank’s loan portfolio and market values of foreclosed properties.  While the volume of our nonperforming assets increased marginally during this quarter, based on our current analysis we continue to remain cautiously optimistic about the financial stress some of our borrowers are facing.  Consequently, we are provisioning accordingly to replenish net charge-offs and to maintain our loan loss reserves at an adequate level.  Mitigating our nonperforming assets will continue to be a top priority for the remainder 2011 and into 2012,” said Mr. Vann.

Asset Quality

Total nonperforming assets, including loans on non-accrual status, restructured loans on non-accrual status and other real estate owned, increased to $54.9 million at September 30, 2011, from $52.9 million at December 31, 2010.  Loans on non-accrual status increased to $18.3 million at September 30, 2011, from $14.3 million at December 31, 2010.  At September 30, 2011, $3.1 million of these loans were earning interest.  Restructured loans on non-accrual status, declined to $23.7 million at September 30, 2011, from $27.0 million at December 31, 2010.  At September 30, 2011, $11.2 million of these restructured loans were current and making scheduled payments according to the terms of the restructure.

Performing restructured loans on full accrual status totaled $19.8 million at September 30, 2011, compared to $31.3 million at December 31, 2010.  Restructured loans do not continue to be reported as a restructure in calendar years after the year in which the restructuring took place if the loan is in compliance with its modified terms and yields a market rate.

Other real estate owned increased to $12.9 million at September 30, 2011, from $11.6 million at December 31, 2010, reflecting foreclosure activity net of sales of certain real estate properties.  “The stabilization of property values continues to be an issue in the markets we serve.  We will continue monitoring these values and mitigate nonperforming assets as quickly as feasible,” said Mr. Vann.

The Bank recorded $2.6 million of provisions for credit losses in the 2011 third quarter, compared to $3.1 million in the linked 2011 second quarter and $4.0 million in the 2010 third quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for loan and lease losses (ALLL) at a level that management believes is adequate to absorb probable future losses in the loan portfolio.  The ALLL was $18.3 million at September 30, 2011 (3.12% of total loans), compared to $18.8 million at December 31, 2010 (3.01% of total loans). Net charge offs were $3.0 million in the 2011 third quarter, compared to $3.7 million in the linked 2011 second quarter and $3.3 million in the 2010 third quarter.

Mr. Vann stated, “Management continues to feel it is prudent to take a conservative posture in provisioning for credit losses during these weak economic conditions as we mitigate problem assets.  We believe the current level of our ALLL is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the ALLL.”

Net Interest Income

Net interest income declined to $8.0 million for the 2011 third quarter, from $8.2 million for the linked 2011 second quarter, and $8.7 million for the 2010 third quarter. The change in levels of net interest income is influenced by the volume of interest-earning assets and interest-bearing liabilities and the management of rates earned and paid during each respective reporting period. The net interest margin on average earning assets remained consistent at 4.6% for both the 2011 third quarter and the linked 2011 second quarter, and 4.7% for the comparative 2010 third quarter.

Non-Interest Income

Total non-interest income declined to $2.3 million for the 2011 third quarter, from $2.5 million for the linked 2011 second quarter, compared to $3.4 million for the 2010 third quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) declined marginally to $1.7 million for the 2011 third quarter, from $1.8 million for the linked 2011 second quarter and $2.0 million for the comparative 2010 third quarter.

Net gains from mortgage loan sales were $165,000 in the 2011 third quarter, compared to $112,000 in the linked 2011 second quarter and $479,000 in the 2010 third quarter.  Net gains from mortgage-backed securities sales were $204,000 in the 2011 third quarter, compared to none in the linked 2011 second quarter and $696,000 in the 2010 third quarter.

In its efforts of mitigating nonperforming assets, the Bank recognized $16,000 of net losses on the sale of real estate owned properties during the 2011 third quarter, compared to net gains of $53,000 in the linked 2011 second quarter and $40,000 in the 2010 third quarter.

Non-Interest Expense

Total non-interest expense held consistent at $7.0 million for both the 2011 third quarter and the linked 2011 second quarter, compared to $6.7 million for the 2010 third quarter.  The largest component of non-interest expense, compensation and fringe benefits, declined to $3.7 million for the 2011 third quarter, from $3.9 million for the linked 2011 second quarter and $4.0 million for the 2010 third quarter, reflecting the Bank’s efforts of managing its human resources cost.

Expenses attributable to valuation adjustments, renovating, maintenance and property taxes paid for the current volume of other real estate owned properties increased to $579,000 for the 2011 third quarter, from $265,000 for the linked 2011 second quarter, and $150,000 for the comparative 2010 third quarter.

FDIC insurance premiums increased to $388,000 for the 2011 third quarter, from $293,000 for the linked 2011 second quarter and $285,000 for the comparative 2010 third quarter, reflecting changes in the FDIC’s risk-based deposit insurance assessment rates.

Other noninterest expenses including premises and equipment, advertising, data processing, repairs and maintenance, office supplies, professional fees, taxes and insurance, etc., remained relatively consistent during the respective periods.

Income tax expense was $256,000 for the 2011 third quarter, compared to $226,000 for the linked 2011 second quarter and $424,000 for the 2010 third quarter.  Changes in the amount of income tax expense reflects changes in pretax income, deductible expenses, the application of permanent and temporary differences and the applicable income tax rates in effect during each period.

Balance Sheet

Total assets declined to $768.4 million at September 30, 2011, from $797.2 million at December 31, 2010. Net loans and leases receivable declined to $568.2 million at September 30, 2011, from $606.1 million at December 31, 2010, reflecting the net of principal repayments, foreclosures, sales and securitizations of loans into mortgage-backed securities, and the volume of loans originated during the current quarter.   Mortgage-backed securities increased to $119.8 million at September 30, 2011, from $98.9 million at December 31, 2010, reflecting the net of purchases, sales and securitizations of certain mortgage loans during the current quarter.  Cash and overnight investments declined to $32.9 million at September 30, 2011, from $44.4 million at December 31, 2010, reflecting net changes in the Bank’s cash flow and liquidity position, including the repayment of borrowings.

Total deposits declined to $665.1 million at September 30, 2011, from $689.5 million at December 31, 2010.  Borrowings declined to $2.0 million at September 30, 2011, from $11.5 million at December 31, 2010, reflecting the repayment of a $10.0 million fixed-rate FHLB advance.  The cost of funds improved to 1.1% for both the 2011 third quarter and the linked 2011 second quarter, from 1.3% for the 2010 third quarter. The Bank manages its cost of funds by a combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings in the current lower interest rate environment.

Stockholders' equity increased to $82.1 million at September 30, 2011, from $79.5 million at December 31, 2010, reflecting year-to-date net income and changes in accumulated other comprehensive income.  The equity to assets ratio increased to 10.7% at September 30, 2011, from 10.0% at December 31, 2010.  There were 9,751,271 common shares outstanding at both September 30, 2011 and December 31, 2010.  The book value per common share increased to $8.42 at September 30, 2011, from $8.15 at December 31, 2010.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company.  Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 27 full service branch offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	September 30	December 31
	2011	2010 *
Assets	(unaudited)

Cash and due from banks	$24,346,279	$14,684,377
Interest-bearing deposits in financial institutions	8,562,673	29,749,236
Mortgage-backed securities - available for sale, at fair value	65,518,331	98,637,742
Mortgage-backed securities - held for investment	54,246,064	244,836
Loans and leases receivable:
Held for sale	18,251,031	4,464,040
Held for investment	568,289,053	620,440,530
Allowance for loan and lease losses	(18,306,540)	(18,830,288)
Loans and leases receivable, net	568,233,544	606,074,282
Premises and equipment, net	11,208,521	9,162,538
Other real estate owned	12,885,803	11,616,390
Stock in Federal Home Loan Bank of Atlanta, at cost	2,304,300	3,474,900
Accrued interest receivable	2,334,313	2,336,527
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,090,597	1,357,659
Identifiable intangible assets	78,600	102,180
Income tax receivable	2,348,145	2,864,993
Prepaid expenses and other assets	11,035,732	12,721,610

Total assets	$768,411,478	$797,245,846

Liabilities and Stockholders' Equity

Deposits:
Demand	$243,582,050	$234,501,026
Savings	27,550,731	24,498,789
Large denomination certificates of deposit	207,641,508	222,578,449
Other time	186,365,683	207,886,450
Total deposits	665,139,972	689,464,714
Borrowed money	1,985,814	11,503,110
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	8,914,922	6,454,818
Total liabilities	686,350,708	717,732,642

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 shares issued; 9,751,271 shares outstanding	97,513	97,513
Additional paid-in capital	35,796,939	35,795,586
Retained earnings, substantially restricted	76,068,915	74,956,772
Treasury stock, at cost	(31,967,269)	(31,967,269)
Accumulated other comprehensive income, net	2,064,672	630,602
Total stockholders' equity	82,060,770	79,513,204

Total liabilities and stockholders' equity	$768,411,478	$797,245,846

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2011	2010	2011	2010

Interest income:
Interest and fees on loans	$8,582,320	$9,970,388	$26,312,194	$29,872,142
Interest and dividends on investments and deposits	1,278,399	992,276	3,628,175	3,070,839
Total interest income	9,860,719	10,962,664	29,940,369	32,942,981

Interest expense:
Interest on deposits	1,767,524	2,050,824	5,669,228	6,298,950
Interest on borrowings	1,513	81,915	30,480	302,082
Interest on junior subordinated notes	83,019	89,021	248,250	251,805
Total interest expense	1,852,056	2,221,760	5,947,958	6,852,837

Net interest income	8,008,663	8,740,904	23,992,411	26,090,144
Provision for credit losses	2,643,282	3,961,787	8,173,293	8,451,787
Net interest income after provision for credit losses	5,365,381	4,779,117	15,819,118	17,638,357

Non-interest income:
Fees and service charges	1,485,776	1,772,368	4,554,400	5,198,288
Loan servicing fees	195,338	188,292	590,409	555,072
Gain (loss) on sale of other real estate, net	(15,710)	39,858	(44,418)	73,578
Gain on sale of mortgage loans	165,418	478,996	396,946	844,520
Gain on sale of mortgage-backed securities	204,248	696,410	256,394	1,631,891
Gain on sale of investment securities	-	-	-	2,406
Other income	257,074	223,777	1,018,074	618,740
Total non-interest income	2,292,144	3,399,701	6,771,805	8,924,495

Non-interest expense:
Compensation and fringe benefits	3,658,126	3,994,384	11,389,382	11,800,621
Federal deposit insurance premiums	387,679	285,040	972,462	868,918
Premises and equipment	416,189	417,751	1,272,981	1,315,500
Advertising	45,670	46,168	131,055	111,582
Payroll and other taxes	338,058	349,388	1,092,206	1,066,098
Data processing	699,089	636,299	1,922,489	1,899,367
Amortization of intangible assets	149,257	123,165	442,038	348,126
Other real estate owned expense	579,001	150,021	1,063,602	313,895
Other	725,597	743,249	2,486,766	2,262,470
Total non-interest expense	6,998,666	6,745,465	20,772,981	19,986,577

Income before income tax expense	658,859	1,433,353	1,817,942	6,576,275

Income tax expense	255,588	423,742	705,799	2,458,604

Net income	$403,271	$1,009,611	$1,112,143	$4,117,671

Per share data:
Basic earnings per share	$0.04	$0.10	$0.11	$0.42
Diluted earnings per share	$0.04	$0.10	$0.11	$0.42
Dividends per share	$0.00	$0.09	$0.00	$0.49
Average basic shares outstanding	9,751,271	9,743,971	9,751,271	9,743,490
Average diluted shares outstanding	9,751,271	9,743,971	9,751,271	9,743,724

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$768,411	$784,538	$791,154	$797,246	$811,912	$768,411	$811,912

Loans receivable (net):
Mortgage	$80,453	$56,564	$53,925	$55,450	$53,995	$80,453	$53,995
Commercial	405,712	428,141	445,930	463,155	496,489	405,712	496,489
Consumer	74,096	76,459	79,517	79,469	83,801	74,096	83,801
Leases	7,972	7,825	7,829	8,000	8,095	7,972	8,095
Total loans (net)	$568,233	$568,989	$587,201	$606,074	$642,380	$568,233	$642,380

Cash and investments	$32,909	$44,565	$34,537	$44,434	$40,815	$32,909	$40,815
Mortgage-backed securities	119,764	124,539	120,565	98,883	87,245	119,764	87,245
Premises and equipment	11,209	10,753	10,196	9,163	9,216	11,209	9,216
Goodwill	4,219	4,219	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,091	1,197	1,284	1,358	1,299	1,091	1,299

Deposits:
Savings	$27,551	$26,999	$26,251	$24,499	$24,946	$27,551	$24,946
Checking	243,582	240,048	237,605	234,501	237,677	243,582	237,677
Certificates	394,007	416,855	429,772	430,465	433,432	394,007	433,432
Total deposits	$665,140	$683,902	$693,628	$689,465	$696,055	$665,140	$696,055

Borrowings	$1,986	$2,349	$2,363	$11,503	$12,164	$1,986	$12,164
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	82,061	80,894	79,648	79,513	87,293	82,061	87,293

Consolidated earnings summary:
Interest income	$9,861	$10,188	$9,891	$9,928	$10,963	$29,940	$32,943
Interest expense	1,852	2,010	2,086	2,166	2,222	5,948	6,853
Net interest income	8,009	8,178	7,805	7,762	8,741	23,992	26,090
Provision for credit losses	2,643	3,080	2,450	13,700	3,962	8,173	8,452
Noninterest income	2,292	2,498	1,982	1,919	3,400	6,772	8,924
Noninterest expense	6,999	6,988	6,786	6,738	6,745	20,773	19,986
Income tax expense (benefit)	256	226	225	(4,260)	424	706	2,458
Net income (loss)	$403	$382	$326	$(6,497)	$1,010	$1,112	$4,118

Per Share Data:
Basic earnings (loss) per share	$0.04	$0.04	$0.03	$(0.67)	$0.10	$0.11	$0.42
Diluted earnings (loss) per share	$0.04	$0.04	$0.03	$(0.67)	$0.10	$0.11	$0.42
Dividends per share	$0.00	$0.00	$0.00	$0.00	$0.09	$0.00	$0.49
Book value per share	$8.42	$8.30	$8.17	$8.15	$8.96	$8.42	$8.96

Average basic shares	9,751,271	9,751,271	9,751,271	9,748,948	9,743,971	9,751,271	9,743,490
Average diluted shares	9,751,271	9,751,271	9,751,271	9,748,948	9,743,971	9,751,271	9,743,724

First South Bancorp, Inc.	Supplemental Financial Data (Unaudited)

	Quarterly					Year to Date
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010	9/30/2011	9/30/2010
	(dollars in thousands except per share data)
Performance ratios:
Yield on average earning assets	5.64%	5.78%	5.59%	5.51%	5.92%	5.67%	5.92%
Cost of funds	1.08%	1.14%	1.18%	1.21%	1.24%	1.13%	1.27%
Net interest spread	4.56%	4.64%	4.41%	4.30%	4.68%	4.54%	4.65%
Net interest margin/average earning assets	4.58%	4.64%	4.41%	4.31%	4.72%	4.54%	4.69%
Earning assets to total assets	90.47%	88.61%	89.85%	89.94%	90.96%	90.47%	90.96%

Return on average assets (annualized)	0.21%	0.19%	0.16%	-3.21%	0.50%	0.19%	0.68%
Return on average equity (annualized)	1.97%	1.90%	1.63%	-30.31%	4.60%	1.83%	6.29%
Efficiency ratio	67.77%	65.38%	69.25%	69.52%	55.50%	67.47%	57.01%

Average assets	$774,383	$791,644	$794,615	$810,459	$813,900	$774,383	$813,900
Average earning assets	$698,984	$704,792	$707,982	$727,718	$741,214	$698,984	$741,214
Average equity	$81,757	$80,517	$79,978	$85,746	$87,760	$81,757	$87,760

Equity/Assets	10.68%	10.31%	10.07%	9.97%	10.75%	10.68%	10.75%
Tangible Equity/Assets	10.12%	9.76%	9.52%	9.43%	10.22%	10.12%	10.22%

Asset quality data and ratios:
Loans on nonaccrual status:
Nonaccrual loans
Earning	$3,179	$3,853	$4,954	$5,143	$2,137	$3,179	$2,137
Non-Earning	$15,107	$15,657	$11,769	$9,150	$11,936	$15,107	$11,936
Total Non-Accrual Loans	$18,286	$19,510	$16,723	$14,293	$14,073	$18,286	$14,073
Nonaccrual restructured loans
Past Due TDRs	$12,568	$11,228	$15,024	$12,407	$1,624	$12,568	$1,624
Current TDRs	$11,172	$10,421	$8,780	$14,566	$3,532	$11,172	$3,532
Total TDRs	$23,740	$21,649	$23,804	$26,973	$5,156	$23,740	$5,156
Total loans on nonaccrual status	$42,026	$41,159	$40,527	$41,266	$19,229	$42,026	$19,229
Other real estate owned	$12,886	$11,387	$12,069	$11,616	$8,599	$12,886	$8,599
Total nonperforming assets	$54,912	$52,546	$52,596	$52,882	$27,828	$54,912	$27,828

Performing restructured loans on
accrual status	$19,820	$22,831	$16,055	$31,334	$24,298	$19,820	$24,298

Allowance for loan and lease losses	$18,307	$18,667	$19,320	$18,830	$8,611	$18,307	$8,611
Allowance for unfunded loan commitments	$256	$251	$231	$237	$163	$256	$163
Allowance for credit losses	$18,563	$18,918	$19,551	$19,067	$8,774	$18,563	$8,774

Allowance for loan and lease losses to loans	3.12%	3.17%	3.18%	3.01%	1.32%	3.12%	1.32%
Allowance for unfunded loan commitments
to unfunded commitments	0.39%	0.36%	0.30%	0.30%	0.20%	0.39%	0.20%
Allowance for credit losses to loans	3.16%	3.21%	3.22%	3.04%	1.35%	3.16%	1.35%

Net charge-offs (recoveries)	$3,018	$3,713	$1,966	$3,407	$3,310	$8,697	$13,422
Net charge-offs (recoveries) to loans	0.53%	0.65%	0.32%	0.54%	0.51%	1.53%	2.09%
Nonaccrual loans to loans	7.40%	7.23%	6.90%	6.81%	2.99%	7.40%	2.99%
Nonperforming assets to assets	7.15%	6.69%	6.65%	6.63%	3.43%	7.15%	3.43%
Loans to deposits	88.35%	86.10%	87.63%	90.83%	93.72%	88.35%	93.72%
Loans to assets	76.48%	75.06%	76.82%	78.55%	80.35%	76.48%	80.35%
Loans serviced for others	$302,307	$314,220	$317,816	$318,218	$307,395	$302,307	$307,395